Exhibit 99.1

Nurses Lounge Announces Upgrade and Launch of Their

Professional Network for Nurses, www.Nurseslounge.com.

Dallas– June 6, 2014 – Nurses Lounge, Inc., a wholly-owned subsidiary of MedCAREERS Group, Inc. (“MCGI” or the “Company”) (OTCQB:MCGI), a development stage company, today announced that it is working on a complete upgrade of its professional network for nurses Nurses Lounge. With completion slated for August, the Network will consolidate functionality with a single sign-on for jobs and a new continuing education module launching in early fall. The site will have a responsive web design for optimal viewing across a wide range of devices from mobile phones to desktop computers.

A mobile app, that was originally planned for an April launch, was delayed by missing APIs on the network provider’s end as noted in an 8k filing with the SEC. It will go live within a few weeks of the launch of the new network. The extra time will allow additional functionality plus an added administrative panel for advertising.

“We are excited about the upgrade and re-launch of the network,” said Tim Armes, the president and CEO of MedCAREERS GROUP, Inc. and founder of Nurses Lounge. “Now we know exactly what nurses need from a professional network, how it needs to function and have the technology to make it happen. We have an opportunity to build this new network from the foundation up. When we’re done, nurses will be able to use their personalized Nurses Lounge link as a resume when they apply for a job, won’t have to worry about being spammed by recruiters and can feel secure when they are targeted by relevant ads.”

For more information, contact Tim Armes, CEO at 972-393-5892 or tarmes@nurseslounge.com. Visit www.nurseslounge.com; follow on Facebook at https://www.facebook.com/pages/Nurses-Lounge/38580343666 and on twitter @TheNursesLounge.

MedCAREERS Group, Inc.'s focus is to develop and build value through its wholly owned subsidiary Nurses Lounge, Inc., an online professional network and communication resource for nurses and stakeholder organizations such as nursing schools, associations and employers. By consolidating the profession onto one simple to use network, Nurses Lounge provides the tools and resources that allows organizations a more effective way to communicate to directly to their audience and the broader nursing profession.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of the Company’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Factors that could cause results to differ include but are not limited to, successful performance of internal plans, product or services development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct (i) its own forward-looking statements, except as required by law, or (ii) those prepared by third parties that are not paid for by the Company.

Media Contact: Susan Tellem, APR, RN, BSN, 310-313-3444 x1; susan@tellemgrodypr.com